Exhibit 99.1

Exicure, Inc. Reports Full Year 2025 Financial Results
REDWOOD CITY, CA — March 25, 2026 — Exicure, Inc. (Nasdaq: XCUR, the “Company”) releases the following financial results for the year ended December 31, 2025.

2025 Financial Results

Cash Position: Cash and cash equivalents were $3.7 million as of December 31, 2025, compared to $12.5 million as of December 31, 2024. Our current liquidity may not be sufficient to fund operations for the next 12 months. Additional financing will be required to support ongoing operations, continue the exploration of strategic alternatives, and pursue any alternatives that we identify.

Research and Development (R&D) Expense: Research and development expenses were $3.3 million for the year ended December 31, 2025, as compared to $0 for the year ended December 31, 2024. The increase of $3.3 million reflects R&D activities incurred following the acquisition of GPCR Therapeutics USA Inc. (“GPCR USA”), which conducts research operations. Immediately prior to closing the acquisition of GPCR USA, the Company recorded no research or development expenses.

General and Administrative (G&A) Expense: General and administrative expenses were $6.8 million for the year ended December 31, 2025, as compared to $5.4 million for the year ended December 31, 2024. The increase in G&A expense of $1.4 million was primarily driven by additional expenses associated with the acquisition and integration of GPCR USA.

Loss from sale or disposal of property and equipment: The Company recognized a $90,000 loss from GPCR USA’s sale of fixed assets.

Gain on early lease termination: As a result of the early termination of the Company’s lease for its office in Chicago, effective January 31, 2025, the Company recognized a $6.0 million gain from the reversal of the remaining liability related to this lease.

Other Income and Expense: The Company recognized a $346,000 gain in the third quarter of 2025 upon satisfying its self‑insured retention with its insurer. The Company recorded a loss of $1,553,000 related to the change in fair value of its contingent liability. The Company recognized a loss of $275,000 associated with the sale of its subsidiary, KC Creation, along with additional currency translation losses related to this foreign subsidiary.

Net Loss: The Company had a net loss of $4.9 million for the year ended December 31, 2025, compared to a net loss of $9.7 million for the year ended December 31, 2024. The decrease in net loss of $4.8 million was primarily due to the $6.0 million gain resulting from the lease liability reversal, partially offset by increased operating expenses following the acquisition of GPCR USA.

Going Concern: Management believes that the Company’s existing cash and cash equivalents is not sufficient to continue to fund operations. The Company has already engaged in significant cost reductions, and its ability to further cut costs and extend the Company’s operating runway is limited. As a result, substantial additional financing is needed in the short term to pay expenses, fund the ongoing exploration of strategic alternatives and pursue any alternatives that may be identified. The Company also needs to raise capital to fund its operations. There can be no assurance that such additional financing will be available and, if available, can be obtained on acceptable terms.

About Exicure, Inc.

Exicure, Inc. (Nasdaq: XCUR) has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value. In January 2025, it acquired a clinical-stage biotechnology company developing therapeutics for hematologic diseases. The Company’s lead program in development is being evaluated for its ability to improve stem cell mobilization in multiple myeloma, sickle cell disease, and in support of cell and gene therapy. For more information, visit www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to, statements regarding: the Company’s current business plans and objectives, including the pursuit of strategic alternatives to maximize stockholder value, the timing of the equity investment closing and potential additional equity investment and the Nasdaq Hearings Panel process and potential results. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “advance,” “believes,” “target,” “may,” “intend,” “could,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission in connection with this press release, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Sarah Ellinwood, PhD
Kendall Investor Relations
sellinwood@kendallir.com

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EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$3,746	$12,508
Other receivable	58	521
Prepaid expenses and other current assets	820	644
Total current assets	4,624	13,673
Other noncurrent assets	928	1,357
Property and equipment, net	306	26
Goodwill	4,399	—
Intangible asset	3,784	—
Total assets	$14,041	$15,056
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,690	$1,031
Accrued expenses and other current liabilities	2,198	2,040
Total current liabilities	3,888	3,071
Contingent consideration	5,804	—
Deferred tax liability	423	—
Lease liability, noncurrent	—	5,213
Total liabilities	10,115	8,284

Commitments and Contingencies (Note 15)

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares issued and outstanding, December 31, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized, 6,373,893 issued and outstanding, December 31, 2025; 6,026,841 issued and outstanding, December 31, 2024	1	1
Additional paid-in capital	208,137	206,035
Accumulated other comprehensive income	(2)	—
Accumulated deficit	(204,210)	(199,264)
Total stockholders’ equity	3,926	6,772
Total liabilities and stockholders’ equity	$14,041	$15,056

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Year Ended December 31,
	2025	2024
Revenue:
Revenue	$—	$500
Total revenue	—	500
Operating expenses:
Research and development expense	3,286	—
General and administrative expense	6,831	5,449
Litigation legal expense	—	1,562
Right-of-use asset impairment loss	—	5,721
Loss from sale or disposal of property and equipment	90	—
Gain on early lease termination	(5,974)	—
Total operating expenses	4,233	12,732
Operating loss	(4,233)	(12,232)
Other income (expense), net:
Dividend income	107	5
Interest income	29	8
Interest expense	(1)	(18)
Gain on settlement of accounts payables	346	407
Change in fair value of contingent liability	(1,553)	—
Other (expense) income, net	(275)	2,137
Total other income (expense), net	(1,347)	2,539
Net loss before provision for income taxes	(5,580)	(9,693)
Provision (benefit) for income taxes	(634)	8
Net loss	$(4,946)	$(9,701)

Basic and diluted loss per common share	$(0.79)	$(4.75)

Weighted-average basic and diluted common shares outstanding	6,297,094	2,043,278

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